UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TransCode Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT DATED JULY 17, 2026, TO
PROXY STATEMENT DATED JUNE 2, 2026

This document is a supplement dated July 17, 2026, (the “Supplement”) to the proxy statement dated June 2, 2026, first mailed to stockholders of TransCode Therapeutics, Inc. (the “Company” or “TransCode”) on or about June 2, 2026, (the “Proxy Statement”) in connection with an annual meeting of stockholders of the Company (as the same may be adjourned or postponed, the “Annual Meeting”) to be held on July 20, 2026.

Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Proxy Statement.

INTRODUCTION AND EXPLANATORY NOTE

The sole purpose of this Supplement is to supplement the Proxy Statement with updated information concerning an increase of the Series C Beneficial Ownership Limitation from 4.99% to 9.99%.

Following the filing of the Proxy Statement, the Company agreed with the sole holder of the Series C Preferred Stock to increase the Series C Beneficial Ownership Limitation from 4.99% to 9.99%. As a result, the Company’s Board of Directors and the holder of Series C Preferred Stock approved an amendment and restatement of the Series C Certificate of Designation on July 16, 2026, solely to increase the Series C Beneficial Ownership Limitation from 4.99% to 9.99%, effective upon filing the amended and restated Series C Certificate of Designation with the Secretary of State of the State of Delaware. Such Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series C Non-Voting Convertible Preferred Stock (the “Amended Series C Certificate”) was filed with the Secretary of State of the State of Delaware on July 16, 2026.

Proposal 2: Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(a), of the potential issuance of our Common Stock upon conversion of the Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share, and the other proposals to be voted on at the Annual Meeting are described in more detail in the Proxy Statement. The Proxy Statement and the attachments thereto are incorporated herein by reference, other than any information therein relating to (i) increasing the Series C Beneficial Ownership Limitation from 4.99% to 9.99%, and (ii) the disclosure set forth on pages 81 through 83 of the Proxy Statement under the heading “Principal Stockholders,” including the tables set forth thereon and the accompanying footnotes, which disclosures are hereby updated to account for an increase in the Series C Beneficial Ownership Limitation pursuant to the Amended Series C Certificate described in this Supplement.

Except as described in this Supplement, the information provided in the Proxy Statement and the other proposals set forth therein continues to apply, and the information provided in the Proxy Statement is not amended, supplemented, or otherwise modified. This Supplement and the documents referred to in this Supplement should be read in conjunction with the Proxy Statement, the annexes and exhibits to the Proxy Statement, and the documents referred to in the Proxy Statement, each of which should be read in its entirety. To the extent that information in this Supplement differs from, updates, or conflicts with information contained in the Proxy Statement, the information in this Supplement supersedes the information in the Proxy Statement.

SUPPLEMENT TO THE PROXY STATEMENT

Increase in the Series C Beneficial Ownership Limitation from 4.99% to 9.99%

Pursuant to the Amended Series C Certificate, the Company shall not effect any conversion of any share of Series C Preferred Stock to the extent that, after giving effect to such attempted conversion, such stockholder would beneficially own a number of shares of Common Stock in excess of the Series C Beneficial Ownership Limitation, which shall initially be set at 9.99% for each holder. Holders of the Series C Preferred Stock may adjust or waive the Series C Beneficial Ownership Limitation upon written notice to the Company upon the earlier of (i) the receipt of the Unleash Stockholder Approval and (ii) the consummation of a Fundamental Transaction (as defined in the Amended Series C Certificate).

Principal Stockholders

Beneficial Ownership Following the Conversion

The following table sets forth information relating to the beneficial ownership of our Common Stock immediately following the full conversion of the Polynoma Preferred Stock, the Series C Preferred Stock and the First and Second Convertible Notes into Common Stock, assuming we receive stockholder approval of Proposal 1, Proposal 2 and Proposal 3, by:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group;

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Common Stock; and

•	each person, or group of affiliated persons, known by us that will beneficially own more than 5% of our outstanding shares of Common Stock following the conversion of all of the Polynoma Preferred Stock, Series C Preferred Stock and the First and Second Convertible Notes into Common Stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Stock. Shares of our Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Ownership Date are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109 USA.

Following stockholder approval of Proposal 1, Proposal 2, and Proposal 3, the Company expects to issue up to 17,743,979 shares of Common Stock upon the full conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and the First and Second Convertible Notes. If the actual facts are different from the foregoing assumptions, ownership figures in the table that follows will be different. The percentage of shares beneficially owned is computed on the basis of 18,654,696 shares of our Common Stock that we expect to be outstanding following the full conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and First and Second Convertible Note, and reflecting any Beneficial Ownership Limitations.

Name of Director or Named Executive Officer	Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Philippe P. Calais, PharmD, PhD	83	(1)	*
Elizabeth Czerepak, MBA	—		—
Thomas A. Fitzgerald	712	(2)	*
Erik Manting, PhD	81	(3)	*
Magda Marquet, PhD	81	(4)	*
Jack E. Stover	—		—
All Executive Officers and Directors as a Group (six persons)	957		*
Beneficial Owners of more than 5% of our Common Stock
Entities Associated with CK Life Sciences Int’l., (Holdings) Inc.	14,134,481	(5)	9.99	%(6)
Entities Associated with YA II PN, Ltd.	1,871,720	(7)	9.99	%(6)
Unleash Immuno Oncolytics, Inc.	1,136,364	(8)	9.99	%(6)
Affiliates of Tungsten Advisors	684,698	(9)	3.7%

*	Denotes beneficial ownership of less than 1%.

(1)	Consists of (i) two shares of Common Stock and (ii) 81 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date.

(2)	Consists of (i) three shares of Common Stock and (ii) 709 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date.

(3)	Consists of 81 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date.

(4)	Consists of 81 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date.

(5)	Consists of (i) 83,285 shares of Common Stock held by DEFJ, (ii) 11,813,859 shares of Common Stock issuable to DEFJ upon conversion of the Series A Preferred Stock (including 284,291 shares of Common Stock issuable upon the conversion of 28.4291 shares of Series A Preferred Stock issued as a one-time payment-in-kind dividend), and (iii) 2,237,337 shares of Common Stock issuable to DEFJ upon conversion of the Series B Preferred Stock. The shares of Series A Preferred Stock and Series B Preferred Stock held by DEFJ include provisions that limit the conversion thereof to the extent such exercise would cause them, together with their affiliates and any other person acting together with them and their affiliates, to beneficially own a number of shares of Common Stock that would exceed 9.99% of the Common Stock outstanding. DEFJ is an indirect, wholly-owned subsidiary of CK Life Sciences Int’l., (Holdings) Inc. (“CK Life Sciences”). DEFJ is a direct, wholly-owned subsidiary of Conjoint Inc., a Delaware corporation, which is a direct, wholly-owned subsidiary of Honglad Limited, a British Virgin Islands limited company, which is a direct, wholly-owned subsidiary of ENSO Resources Limited, a British Virgin Islands limited company, which is a direct, wholly-owned subsidiary of CK Life Sciences. Each Reporting Person may be deemed to share voting, investment and dispositive power with respect to these securities. The principal business address of each of the Reporting Persons is: 7th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong. As of July 17, 2026, the Company has received an irrevocable conversion notice from DEFJ that, contingent upon stockholder approval of Proposal 1 and 2, DEFJ will, on the third business day following approval of Proposals 1 and 2 (the “Conversion Date”), convert 21.6755 shares of Series B Preferred Stock into 216,755 shares of Common Stock and following such conversion would hold a total of 300,040 shares of Common Stock, including the 83,285 shares of Common Stock held by DEFJ as of the date hereof. On the Conversion Date, after accounting for the conversions described in footnotes 7, 8 and 9 herein, an aggregate of 3,017,306 shares of Common Stock will be outstanding and DEFJ will hold approximately 9.99% of the Company’s outstanding Common Stock on such date.

(6)	Reflects Beneficial Ownership Limitations.

(7)	Includes 66,525 shares of Common Stock held by YA II PN, Ltd., plus the deemed indirect beneficial ownership of an additional 1,805,195 shares of Common Stock that the YA II Persons could acquire under certain circumstances within 60 days of the Annual Meeting. Each of the YA II Persons has shared voting power with respect to the 1,871,720 shares of Common Stock and shared dispositive power with respect to the 1,871,720 shares of Common Stock. As of July 17, 2026, YA II PN, Ltd. has converted $500,000 of the principal amount of the First Convertible Note for an aggregate issuance of 108,179 shares of Common Stock. As of July 17, 2026, YA II PN Ltd. holds 66,525 shares of Common Stock. YA II is beneficially owned by the YA Feeder. YA Advisor is the investment manager to YA II. YA Advisor GP is the general partner to the YA Advisor. YA GP is the general partner to the YA Feeder. Yorkville GP is the general partner to the YA GP. Mark Angelo makes the investment decisions on behalf of YA II. Accordingly, each of YA II, YA Feeder, the YA Advisor, the YA Advisor GP, the YA GP, the Yorkville GP and Mark Angelo may be deemed affiliates and therefore may be deemed to beneficially own the same number of shares of Common Stock. YA GP is the general partner of SC-Sigma, which is an investor in YA II. Yorkville GP is the general partner of YA GP. The YA Advisor is the investment manager to SC-Sigma. Accordingly, SC-Sigma, the YA GP, the Yorkville GP, the YA Advisor, and Mark Angelo may be deemed affiliates and therefore may be deemed to beneficially own the same number of shares of Common Stock. YA II entered into the SEPA. Under the SEPA, the Company has the option to sell shares of its Common Stock to YA II at a price and on the terms and subject to the conditions set forth in the SEPA. Under the SEPA, the Company is prohibited from selling shares to YA II to the extent that it would cause the aggregate number of shares beneficially owned by YA II and its affiliates to exceed 9.99% of the shares of Common Stock of the Company. Each YA II Person disclaims beneficial ownership of any securities beneficially owned by each other YA II Person. The address for each of these entities and individuals is 1012 Springfield Ave., Mountainside, NJ 07092.

(8)	Consists of 1,136,364 shares of Common Stock issuable upon conversion of Series C Preferred Stock held by Unleash. The address of Unleash is 990 Biscayne Blvd., Suite 504, Miami, Florida 33132. The shares of Series C Preferred Stock held by Unleash include provisions that limit the conversion thereof to the extent such exercise would cause Unleash, together with its affiliates and any other person acting together with them and their affiliates, to beneficially own a number of shares of Common Stock that would exceed 9.99% of our then-outstanding Common Stock immediately after giving effect to such conversion. As of July 17, 2026, the Company has received an irrevocable conversion notice from Unleash that contingent upon stockholder approval of Proposal 1 and 2, Unleash will on the Conversion Date convert all 1,136,364 shares of Series C Preferred Stock held by Unleash into 1,136,364 shares of Common Stock, such that after accounting for the conversions described in footnotes 5, 7 and 9 herein and effecting a simultaneous distribution of such shares of Common Stock to its equity holders (each, an “Unleash Distributee”), no Unleash Distributee will hold more than 9.99% of the Company’s outstanding Common Stock based on 3,017,306 shares of Common Stock outstanding on such date.

(9)	Consists of (i) 5,626 shares of Common Stock issuable to Finalis Securities LLC upon its conversion of Series A Preferred Stock, (ii) 339,536 shares of Common Stock issuable to Romy Seth upon his conversion of Series A Preferred Stock and Series C Preferred Stock, and (iii) 339,536 shares of Common Stock issuable to Lacarya Scott upon his conversion of Series A Preferred Stock and Series C Preferred Stock. The address for each of Finalis Securities LLC, Romy Seth, and Lacarya Scott is 228 Park Avenue South, Suite 85550, New York, New York 10003. Federico Baradello holds voting and dispositive power over the securities held by Finalis Securities LLC. Each of Romy Seth and Lacarya Scott holds voting and dispositive power over the securities held by each of them. As of July 17, 2026, the Company has received an irrevocable conversion notice from each of Finalis Securities LLC, Romy Seth and Lacarya Scott that contingent upon stockholder approval of Proposal 1 and 2, each of Finalis Securities LLC, Romy Seth and Lacarya Scott will on the Conversion Date, convert 0.5626, 26.1120, and 26.1120 shares of Series A Preferred Stock, respectively, into 5,626, 261,120, and 261,120 shares of Common Stock and each of Romy Seth and Lacarya Scott will convert 38,920 and 38,920 shares of Series C Preferred Stock, respectively, into 38,920 and 38,920 shares of Common Stock. On the Conversion Date, after accounting for the conversions described in footnotes 5, 7, and 8 herein, respectively, an aggregate of 3,017,306 shares of Common Stock will be outstanding and Finalis Securities LLC will hold 0.2% and each of Romy Seth and Lacarya Scott will hold 9.99% of the Company’s outstanding Common Stock.